Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

October 2010 Performance Update

The Frontier Fund Supplement Dated October 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

October performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	October 31, 2010	October 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	4.63%	12.20%	$132.99
Balanced Series-1a	4.47%	11.33%	$117.45
Campbell/Graham/Tiverton Series-1	4.01%	4.97%	$109.85
Currency Series-1	0.27%	4.01%	$81.13
Long/Short Commodity Series-1	6.79%	10.34%	$125.53
Winton/Graham Series-1	5.03%	8.70%	$119.63
Winton Series-1	2.86%	14.01%	$134.04
Long Only Commodity Series-1	4.02%	3.09%	$86.17
Managed Futures Index Series-1	3.78%	5.65%	$118.89

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of October 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$23,933,551.25
Unrealized trading gain/(loss)			(7,039,566.66)
Less: commissions			(442,926.53)
Less: FCM fees			(102,970.29)
Foreign currency gain/(loss)			159,591.94
Interest income			(4,089.56)

Total Income			16,503,590.15

EXPENSES

Management fees			156,309.81
Incentive fees			2,498,826.34
Broker service fees			697,856.83

Total Expenses			3,352,992.98

Net Income (Loss)			$13,150,597.17

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,241,175.91928	$284,880,379.95	127.11
Current month additions	456.50396	60,777.59
Current month redemptions	(21,760.48305)	(2,862,315.91)
Net Income (loss) for current month		13,150,597.17

Net Asset Value, end of current month	2,219,871.94019	$295,229,438.80	132.99

	Monthly rate of return		4.63%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$432,591.02
Unrealized trading gain/(loss)			(127,032.80)
Less: commissions			(8,014.40)
Less: FCM fees			(1,863.21)
Foreign currency gain/(loss)			2,887.60
Interest income			1,128.08

Total Income			299,696.29

EXPENSES

Trading Fee			9,117.38
Management fees			2,827.98
Incentive fees			45,191.64
Broker service fees			12,628.29
			5,161,976.53

Total Expenses			69,765.29

Net Income (Loss)			$229,931.00

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,917.52169	$5,161,976.51	112.42
Current month additions	4.84284	569.97
Current month redemptions	(927.64944)	(108,046.33)
Net Income (loss) for current month		229,931.00

Net Asset Value, end of current month	44,994.71509	$5,284,431.15	117.45

	Monthly rate of return		4.47%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,979,769.01
Unrealized trading gain/(loss)			(803,337.39)
Less: commissions			(34,059.19)
Less: FCM fees			(25,906.08)
Foreign currency gain/(loss)			2,507.50
Interest income			(2,731.19)

Total Income			3,116,242.66

EXPENSES

Management fees			178,488.97
Incentive fees			222,846.18
Broker service fees			157,282.94

Total Expenses			558,618.09

Net Income (Loss)			$2,557,624.57

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	603,353.60492	$63,723,400.83	105.62
Current month additions	82.01866	9,158.69
Current month redemptions	(7,990.48926)	(878,445.11)
Net Income (loss) for current month		2,557,624.57

Net Asset Value, end of current month	595,445.13432	$65,411,738.98	109.85

	Monthly rate of return		4.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$34,434.69
Unrealized trading gain/(loss)			4,744.54
Less: FCM fees			(2,689.29)
Interest income			3,224.59

Total Income			39,714.53

EXPENSES

Management fees			4,301.73
Incentive fees			—
Broker service fees			16,439.61

Total Expenses			20,741.34

Net Income (Loss)			$18,973.19

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	85,509.38071	$6,918,209.21	80.91
Current month additions	63.68163	5,221.74
Current month redemptions	(1,324.12508)	(107,596.74)
Net Income (loss) for current month		18,973.19

Net Asset Value, end of current month	84,248.93726	$6,834,807.40	81.13

	Monthly rate of return		0.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,221,203.85
Unrealized trading gain/(loss)			824,871.77
Less: commissions			(77,141.53)
Less: FCM fees			(14,113.63)
Foreign currency gain/(loss)			394.13
Interest income			53,132.05

Total Income			3,008,346.64

EXPENSES

Management fees			148,285.26
Incentive fees			415,990.50
Broker service fees			85,840.99

Total Expenses			650,116.75

Net Income (Loss)			$2,358,229.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	298,641.14246	$35,105,589.32	117.55
Current month additions	77.43315	9,566.03
Current month redemptions	(32,623.36406)	(4,069,844.89)
Net Income (loss) for current month		2,358,229.89

Net Asset Value, end of current month	266,095.21155	$33,403,540.35	125.53

	Monthly rate of return		6.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,507,406.90
Unrealized trading gain/(loss)			(512,412.76)
Less: commissions			(29,804.35)
Less: FCM fees			(18,587.54)
Foreign currency gain/(loss)			(1,468.89)
Interest income			5,671.88

Total Income			2,950,805.24

EXPENSES

Management fees			131,227.37
Incentive fees			417,914.87
Broker service fees			112,716.23

Total Expenses			661,858.47

Net Income (Loss)			$2,288,946.77

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	399,074.87796	$45,454,911.35	113.90
Current month additions	92.24764	11,176.37
Current month redemptions	(5,329.56423)	(639,588.20)
Net Income (loss) for current month		2,288,946.77

Net Asset Value, end of current month	393,837.56137	$47,115,446.29	119.63

	Monthly rate of return		5.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$926,818.05
Unrealized trading gain/(loss)			991,807.94
Less: commissions			(3,845.19)
Less: FCM fees			(19,450.88)
Foreign currency gain/(loss)			2,312.09
Interest income			23,733.61

Total Income			1,921,375.62

EXPENSES

Management fees			97,765.04
Incentive fees			314,117.97
Broker service fees			118,515.57

Total Expenses			530,398.58

Net Income (Loss)			$1,390,977.04

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	373,712.82938	$48,700,322.80	130.31
Current month additions	174.41262	23,577.47
Current month redemptions	(2,333.34004)	(310,168.55)
Net Income (loss) for current month		1,390,977.04

Net Asset Value, end of current month	371,553.90196	$49,804,708.76	134.04

	Monthly rate of return		2.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$133,361.26
Unrealized trading gain/(loss)			756.28
Less: commissions			—
Less: FCM fees			(1,281.65)
Foreign currency gain/(loss)			—
Interest income			4,872.95

Total Income			137,708.84

EXPENSES

Management fees			3,315.69
Incentive fees			—
Broker service fees			5,228.92

Total Expenses			8,544.61

Net Income (Loss)			$129,164.23

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	39,017.04991	$3,232,223.84	82.84
Current month additions	0.89969	76.89
Current month redemptions	(570.42445)	(48,375.29)
Net Income (loss) for current month		129,164.23

Net Asset Value, end of current month	38,447.52515	$3,313,089.67	86.17

	Monthly rate of return		4.02%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$67,616.47
Unrealized trading gain/(loss)			(3,593.72)
Less: commissions			(409.39)
Less: FCM fees			(616.58)
Foreign currency gain/(loss)			87.72
Interest income			2,051.59

Total Income			65,136.09

EXPENSES

Management fees			2,886.38
Incentive fees			—
Broker service fees			2,484.81

Total Expenses			5,371.19

Net Income (Loss)			$59,764.90

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	14,135.00476	$1,619,297.76	114.56
Current month additions	—	—
Current month redemptions	(1,532.51510)	(180,697.51)
Net Income (loss) for current month		59,764.90

Net Asset Value, end of current month	12,602.48966	$1,498,365.15	118.89

	Monthly rate of return		3.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1